UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2015

MONSTER WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Boston Post Road, Building 15 Weston, Massachusetts	02493

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 461-8000
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On September 28, 2015, Monster Worldwide, Inc. (the “Company”) entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) by and among the Company, KJB Holding Corp., a wholly-owned subsidiary of the Company (“KJB”), and Jupiter Holdings Co., Ltd (“Buyer”), an affiliate of H&Q Korea. Pursuant to the terms of the Unit Purchase Agreement, upon satisfaction of the conditions contained in the Unit Purchase Agreement, KJB will sell to Buyer all of the 6,301 units of JobKorea Ltd. (“JobKorea”) held by KJB, comprising approximately 50.01% of the issued and outstanding units of JobKorea (the “Transaction”). Following the consummation of the Transaction, the Company will no longer hold any direct or indirect equity interest in JobKorea. The total sale price for the Transaction is KRW 101,010,000,000, or approximately $85 million.
The consummation of the Transaction is subject to the satisfaction of certain customary and other closing conditions, including all required governmental approvals and permits. In addition to other customary termination events, the Unit Purchase Agreement allows termination by Buyer or the Company if the closing of the Transaction has not occurred on or prior to December 31, 2015.
The foregoing summary of the Unit Purchase Agreement is not intended to be a complete description and is qualified in its entirety by reference to the full text of the Unit Purchase Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.
ITEM 8.01    OTHER EVENTS.
On September 28, 2015, the Company issued a press release announcing its entry into the Unit Purchase Agreement. A copy of the Company’s press release announcing its entry into the Unit Purchase Agreement is attached hereto as Exhibit 99.1.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

10.1	Unit Purchase Agreement, dated as of September 28, 2015, by and among Jupiter Holdings Co., Ltd, Monster Worldwide, Inc. and KJB Holding Corp.

99.1	Press Release of the Company Issued on September 28, 2015 Reporting the Company’s Entry into the Unit Purchase Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Michael C. Miller
Name:	Michael C. Miller
Title:	Executive Vice President, General Counsel and Secretary
Date: September 28, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Unit Purchase Agreement, dated as of September 28, 2015, by and among Jupiter Holdings Co., Ltd, Monster Worldwide, Inc. and KJB Holding Corp.

99.1	Press Release of the Company Issued on September 28, 2015 Reporting the Company’s Entry into the Unit Purchase Agreement.